SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)     December 18, 2001


                     BrandAid Marketing Corporation
             (Exact name of Registrant as specified in charter)


Delaware                        0-28772                     35-1990559
(State or other jurisdiction  (Commission                (I.R.S. Employer
of incorporation)             File Number)              Identification No.)


1715 Stickney Point Rd, Suite A-12
Sarasota, Florida                                                34231
(Address of principal executive offices)                       (Zip Code)


                             (941) 925-8312
                        (Registrant's telephone number,
                          including area code)


                         Salient Cybertech, Inc.
         1999 Lincoln Drive, Suite 202, Sarasota, Florida  34236
  (Former Name and Address of Registrant if Changed Since Last Report)



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ITEM 5.            OTHER EVENTS

CURRENT COMPANY PROFILE:

          BrandAid Marketing Corporation is an in-store marketing services company that provides manufacturers of consumer and pharmaceutical products, direct response products and services, and entertainment companies with a cost effective method of delivering advertising messages, promotional incentives, samples and CD ROMS directly to consumers.

          The Company delivers these items through BrandAid Marketing Corporation's Supercards Network by way of a specially designed display inside the entrance of retailers. Currently, BrandAid Marketing has created relationships with some of the largest supermarket retailers such as Safeway, Kroger and Pathmark.

          BrandAid Marketing delivers Supercards for clients such as Procter & Gamble, AOL Time Warner, earthlink, Disney and ABC.

PRINCIPAL OPERATION'S OFFICE:

           BrandAid Marketing Corporation's sales and marketing operations are conducted from offices located at 821 Broadway, 9th Floor, New York, New York 10003.

INVESTOR RELATIONS:

          BrandAid Marketing Corporation's Investor Relations Department can be reached at (941) 925-8312 (fax 941-349-1337), and an Investor's web site is available at www.bamk.info this site provides access to BrandAid's website, as well as to all press releases, stock quotes, and SEC Filings.

OFFICERS AND DIRECTORS OF THE COMPANY:

    Paul Sloan:       Chairman and Secretary
    Jay Elliott:      Director and CEO
    Michael Solomon:  Director
    Darren Silverman: Director
    Kristian Baso:    Director
    Sean Zauser:      Director

STOCK PROFILE:

    Current outstanding common stock:   1,555,967 shares
    Current Float (DTC):                  264,420 shares
    Market cap:                        $5,663,719

UPDATED COMPANY SUMMARY:

          Upon Approval of the stockholders at a special meeting held on December 14th, 2001 Salient Cybertech Inc.(otc bb: SLEL) changed its name to BrandAid Marketing Corporation (otc bb: BAMK). Prior to this meeting, Salient Cybertech Inc. had divested itself of its two main subsidiaries, Gemini Learning Systems Inc and Futronix Inc., and the following Officers and Board members resigned: Kim Adolphe, Jim Vondra and Ira Helman.


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SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:       January 29, 2002

                                                 BrandAid Marketing Corporation


                                                 By: /s/Paul Sloan
                                                 -----------------------------
                                                 Paul Sloan,
                                                 Chairman and Secretary


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